UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007

PANGLOBAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-131531
(Commission File Number)

20-8531711
(IRS Employer Identification No.)

5608 South Soto Street, Suite 102, Huntington Park, California 90255
(Address of principal executive offices and Zip Code)

323.588.1190
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Statement: This Form 8-K/A is being filed to amend Item 9.01 of our Form 8-K filed on May 17, 2007. This amendment is required to restate the historical financial statements of Mynk Corporation, our wholly-owned subsidiary acquired in a reverse merger transaction completed on May 11, 2007, for the periods ended September 30, 2006 (audited) and the subsequent interim period ended December 31, 2006 (unaudited). This amendment is also required to restate the pro forma financial statements for our Company and Mynk Corporation. In particular, we have restated the accounting for the aggregate fair value of 3,000,000 shares of common stock of Mynk Corporation issued for loan fees on June 20, 2006.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop commercially viable operations from our business of the design, production and sale of clothing and accessories, our ability to successfully compete in the marketplace and our ability to attract and retain the necessary employees and consultants to carry out the intended operations of our company and our estimates of our cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 3, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Panglobal Brands Inc. and our wholly-owned subsidiary, Mynk Corporation.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 11, 2007, we completed a share exchange with Mynk Corporation, a private Nevada company, and the shareholders of Mynk to acquire all 13,000,000 of the issued and outstanding shares of Mynk. In consideration for those shares, we exchanged 3,749,995 common shares, repaid Mynk shareholder loans through the issuance of 975,000 of our common shares and compensated one Mynk shareholder for expenses incurred on behalf of Mynk. The share exchange was conducted on the basis of 0.2884615 common shares of our company for every one common share of Mynk.

We have agreed to make our best efforts to file with the U.S. Securities and Exchange Commission, within a reasonable time following the closing of the share exchange agreement, a registration statement on Form SB-2 to effect the registration of half of the shares of out common stock that were issued to shareholders pursuant to the share exchange agreement.

On February 27 and 28, 2007, as we had agreed to do in our agreement with Mynk shareholders, we completed a private placement. In the private placement, we issued 10,554,671 common shares and raised gross proceeds of approximately $4,749,605.

Mynk was incorporated in Nevada on February 3, 2006. Mynk designs, produces and sells premium denim clothing for men and women. Mynk’s products are available at approximately 120 stores in the U.S., Canada and Japan. It is through Mynk, as our wholly-owned and operating subsidiary, that we intend to begin our operations as a company engaged in the fashion industry. Therefore, we include disclosure in this form relating to the business of Mynk, which describes our new business operations.

Since we have discontinued our previous business and have now acquired all of the issued and outstanding shares of Mynk, we plan to focus our efforts on implementing the business of Mynk. Accordingly, we include in this current report on Form 8-K information on the business of Mynk that would be required if we were filing a general form for registration of securities on Form 10-SB.

EXECUTIVE SUMMARY

We were incorporated on March 2, 2005 in the State of Delaware. On May 11, 2007 we acquired all of the issued and outstanding shares of Mynk Corporation, a private company, and Mynk became out wholly-owned subsidiary. Through Mynk, we are now engaged in the business of the design, distribution and sale of clothing and accessories. We intend to acquire and create brands for the contemporary apparel market in the U.S. and in international markets.

Mynk Corporation was incorporated in the State of Nevada on February 3, 2006. Mynk Corporation is a development stage company engaged in the business of the design, distribution and sale of clothing and accessories. For details on our management team, please see the section entitled Directors and Executive Officers beginning on page 11. In this document, "we", "us", "our”, the “Company” and "Panglobal" refer to Panglobal Brands Inc. and our subsidiary Mynk Corporation.

Our auditors have issued a going concern opinion. This means that there is substantial doubt regarding our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

RISK FACTORS

Shares of our common stock are considered speculative during the development stage of our new business operations. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Prospective investors should consider carefully the risk factors set out below.

Risks Related to our Business

Our continued operations depend on current fashion trends. If our products and designs are not considered fashionable or desirable by enough consumers, then our business could be adversely affected.

The acceptance by consumers of our products and design is important to our success and competitive position, and the inability to continue to develop and offer fashionable and desirable products to consumers could harm our business. We cannot be certain that our high-fashion clothing and accessories will be considered fashionable and desirable by enough consumers to make our operations profitable. Should trends veer away from our style of products and designs, our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and any unsuccessful designs could adversely affect our business.

Our business and the success of our products could be harmed if we are unable to establish and maintain a popular brand image.

If we are unable to respond to changing consumer demands in a timely and appropriate manner, we may fail to establish or maintain our brand name and brand image. Even if we react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles that are no longer popular. In the past, several apparel companies, have experienced periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.

Our business may be negatively impacted as a result of changes in the economy.

Our business depends on the general economic environment and levels of consumer spending that affect not only the ultimate consumers, but also retailers, our primary direct customers. Purchases of high-fashion clothing and accessories tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales or maintain our operations. As a result, our operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general.

We may be unable to achieve or sustain growth or manage our future growth, which may have a material adverse effect on our future operating results.

We cannot provide any assurances that our business plan will be successful and that we will achieve profitable operations. Our future success will depend upon various factors, including the strength of our brand image, the market success of our current and future products, competitive conditions and our ability to manage increased revenues, if any, or implement our growth strategy. In addition, we anticipate significantly expanding our infrastructure and adding personnel in connection with our anticipated growth, which we expect will cause our selling, general and administrative expenses to increase in absolute dollars and which may cause our selling, general and administrative expenses to increase as a percentage of revenue. Because these expenses are generally fixed, particularly in the short-term, operating results may be adversely impacted if we do not achieve our anticipated growth.

Future growth may place a significant strain on our management and operations. If we experience growth in our operations, our operational, administrative, financial and legal procedures and controls may need to be expanded. As a result, we may need to train and manage an increasing number of employees, which could distract our management team from our business. Our future success will depend substantially on the ability of our management team to manage our anticipated growth. If we are unable to anticipate or manage our growth effectively, our operating results could be adversely affected.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our business could be harmed.

We face intense competition in the apparel industry from other, more established companies. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the apparel industry, compete more effectively on the basis of price and production and to develop new products in less time. In addition, new companies may enter the markets in which we compete, further increasing competition in the apparel industry.

We believe that our ability to compete successfully depends on a number of factors, including the style and quality of our products and the strength of our brand name, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common stock.

Our business could suffer if our manufacturers do not meet our demand or delivery schedules.

Although we design and market our products, we outsource manufacturing to third party manufacturers. Outsourcing the manufacturing component of our business is common in the apparel industry and we compete with other companies for the production capacity of our manufacturers. Because we are a small enterprise and many of the companies with which we compete have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. There is no assurance that the manufacturing capacity we require will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.

Government regulation and supervision could restrict our business.

Any negative changes to international trade agreements and regulations such as the North American Free Trade Agreement or any agreements affecting international trade such as those made by the World Trade Organization which result in a rise in trade quotas, duties, taxes and similar impositions or which has the result of limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products, could have an adverse effect on our business.

Increases in the price of raw materials or their reduced availability could increase our cost of sales and decrease our profitability.

The principal fabrics used in our business are cotton, synthetics, wools and blends. The prices we pay for these fabrics are dependent on the market price for raw materials used to produce them, primarily cotton. The price and availability of cotton may fluctuate significantly, depending on a variety of factors, including crop yields, weather, supply conditions, government regulation, economic climate and other unpredictable factors. Any raw material price increases could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. Moreover, any decrease in the availability of cotton could impair our ability to meet our production requirements in a timely manner.

If our competitors misappropriate our proprietary know-how and trade secrets, it could have a material adverse affect on our business.

The loss of or inability to enforce any trademarks that we establish and other proprietary know-how and trade secrets could adversely affect our business. We will depend heavily on trade secrets and the design expertise of particular designers. If any of our competitors copy or otherwise gain access to our trade secrets or develops similar products independently, we would not be able to compete as effectively. The measures we take to protect our trade secrets and designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

Risks Related to Our Company

One principal stockholder is able to control substantially all matters requiring a vote of our stockholders and his interests may differ from the interests of our other stockholders.

As of May 11, 2007, our directors and officers as a group beneficially owned approximately 21% of our outstanding common stock. Therefore, our board of directors may be able to control matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Our directors and officers also has control over our management and affairs. As a result of such control, certain transactions are effectively not possible without the approval of our directors and officers, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

Our success is dependent on our ability to protect our worldwide intellectual property rights, and our inability to enforce these rights could harm our business.

Our success depends to a significant degree upon our ability to protect and preserve any intellectual property we develop or acquire, including copyrights, trademarks, patents, service marks, trade dress, trade secrets and similar intellectual property. We rely on the intellectual property, patent, trademark and copyright laws of the United States and other countries to protect our proprietary rights. However, we may be unable to prevent third parties from using our intellectual property without our authorization, particularly in those countries where the laws do not protect our proprietary rights as fully as in the United States. The use of our intellectual property or similar intellectual property by others could reduce or eliminate any competitive advantage we have developed, causing us to lose sales or otherwise harm our business. If it became necessary for us to resort to litigation to protect these rights, any proceedings could be burdensome and costly and we may not prevail.

Our products may infringe upon the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

We cannot be certain that our products do not and will not infringe upon the intellectual property rights of others. We may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement upon the intellectual property rights of third parties by us or our customers in connection with their use of our products. Any such claims, whether or not meritorious, could result in costly litigation and divert the efforts of our personnel. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all) or to pay damages and cease making or selling certain products. Moreover, we may need to redesign or rename some of our products to avoid future infringement liability. Any of the foregoing could cause us to incur significant costs and prevent us from having our products manufactured or selling our products.

Risks Related to Our Securities

Our stock price is highly volatile.

The trading price of our common stock has fluctuated significantly since our inception, and is likely to remain volatile in the future. The trading price of our common stock could be subject to wide fluctuations in response to many events or factors, including the following:

  quarterly variations in our operating results;

  changes in financial estimates by securities analysts;

  changes in market valuations or financial results of apparel companies;

  announcements by us or our competitors of new products, or significant acquisitions, strategic partnerships or joint ventures;

  any deviation from projected growth rates in revenues;

  any loss of a major customer or a major customer order;

  additions or departures of key management or design personnel;

  any deviations in our net revenue or in losses from levels expected by securities analysts;

  activities of short sellers and risk arbitrageurs; and

  future sales of our common stock.

In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high-fashion companies, which often has been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock. As long as we continue to depend on a limited customer base and a limited number of products, there is substantial risk that our quarterly results will fluctuate.

The US Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the Rules which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

Prices for our common stock may decline and investors may have difficulty selling their securities.

A trading market may not develop in the future and, if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

variations in our operating results;
changes in securities analysts’ estimates of our financial performance;
changes in general economic conditions and in the jewellery and clothes retail industry;
changes in market valuations of similar companies;
announcements by us or our competitors of significant new contracts with suppliers, acquisitions, strategic partnerships or joint ventures, or capital commitments; and, the addition or loss of key managerial personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through appreciation of the stock’s price.

DESCRIPTION OF OUR BUSINESS

Corporate Overview and History

We were incorporated on March 2, 2005 under the laws of the State of Delaware, under the name “EZ English Online Inc.” Since incorporation we were engaged in the development of an online teacher training course to teach English as a second language. Our principal offices are located 5608 South Soto Street, Suite 102, Huntington Park, California 90255, and our telephone number is 323.588.1190.

On July 3, 2006, our common stock was approved for quotation on the OTC Bulletin Board and the Pink Sheets under the trading symbol “EZEO”.

On February 2, 2007 we effected a forward stock split of our authorized and issued and outstanding shares on a six-for-one basis. The forward split resulted in the increase of our authorized capital from 100,000,000 shares of common stock with a par value of $0.001 to 600,000,000 shares of common stock with a par value of $0.001.

On February 2, 2007, we completed a merger with our wholly owned subsidiary Panglobal Brands Inc. As a result, we changed our name from EZ English Online Inc. to Panglobal Brands Inc. Our subsidiary was incorporated on January 22, 2007 specifically for the purpose of the merger.

The six-for-one forward stock split, merger and name change became effective with NASDAQ’s Over-the-Counter Bulletin Board on February 6, 2007 and our trading symbol was changed to “PNGB”.

On May 11, 2007, we acquired all of the issued and outstanding shares of Mynk Corporation. Mynk is now our wholly-owned, operating subsidiary. We are now engaged in the business of the design, production and sale of clothing and accessories. We intend to acquire and create brands for the contemporary apparel market in the U.S.

and international markets. We have hired one (1) designer and fifteen (15) other employees and are currently in the process of producing our fall line for shipment to stores. We have orders from approximately 150 department stores and boutiques. We expect the next delivery of our products to take place in July.

Business Strategy

Our strategy is to build brand recognition by marketing our products to fashion conscious, affluent consumers who shop in high-end boutiques and department stores and who want to wear and be seen in the latest and most fashionable clothing and accessories. We plan to update our product offerings continually to be seen as a trend setter in fashionable clothing and accessories. We intend to target the junior market and design, have manufactured and sell junior denim, t-shirts, dresses and other apparel.

Manufacturing

We outsource all of our manufacturing to third parties on an order-by-order basis. These contract manufacturers are found in the United States and they will manufacture our garments on an order-by-order basis. We believe that we will be able to meet our production needs in this way. Although the various fabrics that we intend to use in the manufacture of our products will be of the high quality, they are available from many suppliers in the United States and abroad.

Quality Control

We will establish a quality control program to ensure that our products meet our high quality standards. We intend to monitor the quality of our fabrics prior to the production of garments and inspect prototypes of each product before production runs commence. We also plan to perform random on-site quality control checks during and after production before the garments leave the contractor. We also plan to conduct final random inspections when the garments are received in our distribution centers. We believe that our policy of inspecting our products at our distribution centers and at the vendors’ facilities will be important to maintain the quality, consistency and reputation of our products.

Competition

The apparel industry is intensely competitive and fragmented. We compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with ours.

We believe that our competitive strengths consist of the detailing of the design, the quality of the fabric and the superiority of the fit.

Government Regulation and Supervision

Our operations are subject to the effects of international treaties and regulations such as the North American Free Trade Agreement (NAFTA). We are also subject to the effects of international trade agreements and embargoes by entities such as the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Labeling and advertising of our products is subject to regulation by the Federal Trade Commission. We believe that we are in compliance with these regulations.

During the past two years, we have spent approximately $318,114 on research and development. These costs have been and will continue to be passed on to customers.

Employees

As of May 15, 2007, we have 15 full-time employees: two (2) are design staff , six (10) are production staff and three (3) are management/administration staff. We also have one (1) part-time employee, who is in management. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees are good.

Information Systems

We believe that high levels of automation and technology are essential to maintain our competitive position and support our strategic objectives and we plan to invest in computer hardware, system applications and networks to provide increased efficiencies and enhanced controls.

Trademarks

We do not yet own any trademarks. However, we do also operate under the trade name “Hauteur Mynk.”

Management’s Discussion and Analysis or Plan of Operation

For the next 12 months we plan to expend a total of approximately $27,495,000 million in acquiring the designs for our clothing and accessories, having them manufactured, distributed and sold, including marketing and sales. Specifically, we estimate our operating expenses and working capital requirements for the next twelve months to be as follows:

Estimated Expenses for the Next Twelve Months
Officer, Employee and Contractor Salaries	$2,707,000
Purchase of Samples Purchases and Piece Goods	$100,000
Fabrics and Manufacturing	$23,158,000
Sales and Marketing	$265,000
International Intellectual Property	$30,000
Legal and Accounting Fees	$150,000
Other General and Administrative Expenses	$1,085,000
Total	$27,495,000

Liquidity and Capital Resources

Overview

As of May 15, 2007, we had approximately $3,572,000 in cash, approximately $10,000 in current liabilities and approximately $ 3,562,000 of working capital.

On February 27 and 28, 2007, as we had agreed to do in our agreement with Mynk shareholders, we completed a private placement. In the private placement, we issued 10,554,671 common shares and raised gross proceeds of approximately $4,749,605.

On February 27 and 28, 2007, we raised approximately $4,749,605 through the sale of our equity securities in private placement transactions. With the money we raised, we will be able to pay our operating expenses for approximately three (3) months. Then, we anticipate that we will have earned revenues from our fall product line and that we will be able to pay for our operations for the following four (4) months until we earn further revenues through the sale of our next product line. Therefore, we do not anticipate requiring further corporate financing in the next twelve months.

There are no assurances that we will earn the funds required for our continued operation. If we do not earn the required revenues, then we will have to seek another source of financing, likely through the sale of more shares of our common stock or borrowing money. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of any product offerings that we may introduce, the continuing successful development of our product offerings, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Description of Property

We have a leased office and showroom space in a Professional Business Center at 5608 South Soto Street, Suite 102, Huntington Park, California. These three suites will provide us with the room to conduct our operations and provide a showroom for our clothing and accessories for sales and marketing purposes. Eight parking spots are reserved for our use. Our rent is $4,350 per month and we believe that this space will be adequate for our needs for at least the next twelve months. Our rental agreement is incorporated by reference as an exhibit to this Current Report on Form 8-K.

Off Balance Sheet Arrangements

Our company has no outstanding off balance sheet arrangements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock known by us to be owned beneficially as of May 15, 2007 by: (i) each person (including any group) that owns more than 5% of any class of the voting securities of our company; (ii) each director and officer of our company; and (iii) directors and officers as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Owner	Percent of Class (1) (2)
Jacques Ninio, President and director 104/107 Walker Street North Sydney, NSW 2060 Australia	Common Stock	3,000,000	10%
Felix R. Wasser, Chief Financial Officer, Secretary and director 14930 Ventura Blvd. Suite 340 Sherman Oaks, CA 91403	Common Stock	250,000	*
Stephen Soller, Chief Executive Officer and director 5608 South Soto Street, Suite 102, Huntington Park, CA 90255	Common Stock	2,319,230	7.9%

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Owner	Percent of Class (1) (2)
David Long President and Chief Executive Officer of Mynk Corporation 1021 C Churchill Downs Ct., Charlotte, N.C. 28211	Common Stock	259,615	*
Edward Margulius Chief Financial Officer, Secretary and Treasurer of Mynk Corporation 300-3010 Hamilton St., Vancouver, B.C. V6B 2R9	Common Stock	331,730	1.1
Directors and Officers (as a group; five individuals)	Common Stock	6,160,575	21%

(1) Regulation S-B under the Exchange Act, defines a beneficial owner of a security as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 15, 2007.

(2) Based upon 29,256,771 issued and outstanding shares of common stock as of May 15, 2007.

*Indicates less than one percent.

Item 1. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers and directors:

Name	Age	Position with Our Company	Served as a Director and Officer Since
Jacques Ninio	37	President and director	December 12, 2006
Felix R. Wasser	59	Chief Financial Officer, Secretary and director	January 18, 2007
Stephen Soller	42	Chief Executive Officer and director	February 12, 2007
David Long	34	President and Chief Executive Officer of Mynk Corporation	Director since February 3, 2006 Officer since January 18, 2007
Edward Margulius	55	Chief Financial Officer, Secretary and Treasurer of Mynk Corporation	February 3, 2006

Stephen Soller, Chief Executive Officer and director

Mr. Soller received his Bachelor of Arts with a Law Degree at the Stellenbosch University, South Africa. Mr. Soller has over 15 years experience in the fashion industry. Mr. Soller was also the owner of Tessuto Inc. and Bella Vetiti, which are retail/wholesale distributors of fabric supplies and clothing. Mr. Soller has no previous or other experience as a director or officer of a public company.

Jacques Ninio, President and director

Jacques Ninio is a mechanical engineer specializing in automotive engineering. Mr. Ninio is also a qualified electrician, and a building manager. He manages and co-ordinates contractors for all aspects of the maintenance of an office block. Mr. Ninio has no previous or other experience as a director or officer of a public company.

Felix R. Wasser, Chief Financial Officer and director

Felix Wasser is a certified public accountant. In 1996, Mr. Wasser founded Felix R. Wasser & Associates, CPAS. Mr. Wasser holds a degree from California State University-Northridge. Mr. Wasser has held various positions with the Society of CA Accountants of Greater Los Angeles, including program chairman and president.

David Long, President and Chief Executive Officer of Mynk Corporation

Mr. Long has a bachelors degree from North Carolina State University. For the past five years, Mr. Long has been the Fashion Director of Fairchild Publications and is co-owner of Jean Paul Da'mage Jeans. Mr. Long has no previous public company experience as a director or officer.

Edward Margulius, Chief Financial Officer, Secretary and Treasurer of Mynk Corporation

Mr. Margulius has a Bachelor of Science and a Bachelor of Education. He also has a licentiate in accounting. For the past five years, he has managed a clothing company in Vancouver, Canada. Mr. Margulius has no previous public company experience as a director or officer.

Legal Proceedings

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

Executive Compensation

None of our officers or directors received annual compensation in excess of $100,000 during the last three complete fiscal years.

Employment/Consulting Agreements

We do not yet have employment agreements with our employees, present or prospective.

Stock Options/SAR Grants

We made no grants of stock options or stock appreciation rights during the fiscal year ended September 30, 2006. Since the year ended on September 30, 2006, we have made the following stock option grants:

Effective January 18 2007, we granted stock options to one (1) officer of our company, Felix R. Wasser, to purchase up to 250,000 shares of our common stock at an exercise price of $0.30 per share, exercisable until January 18, 2012. The stock options were being granted on a post-split basis as described in our preliminary Schedule 14C filed with the United States Securities and Exchange Commission on December 27, 2006 and our final Schedule 14C filed on January 16, 2007. As of May 15, 2007, these options have not yet vested. 62,500 will vesting on July 18, 2007 and 62,500 will vest every six months thereafter until they have all vested. We issued the 250,000 stock options to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or upon Rule 506 of Regulation D of the Securities Act of 1933.

Effective February 12, 2007, we granted stock options to one director and officer of our company and two consultants:

We granted Stephen Soller, our Chief Executive Officer and Director, options to purchase up to 1,800,000 shares of our common stock at an exercise price of $0.30 per share. The options will vest over a period of three years and expire five years from the date of grant. None of the options have vested as of May 15, 2007. If Mr. Soller ceases to be an employee of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the first consultant, we granted stock options to purchase up to 500,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. None of the options have vested as of May 15, 2007. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the second consultant, we granted stock options to purchase up to 325,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. None of the options have vested as of May 15, 2007. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the third consultant, we granted stock options to purchase up to 200,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. None of the options have vested as of May 15, 2007. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended September 30, 2006.

We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. In the year ended September 30, 2006, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Certain Relationships and Related Transactions, Director Independence

During our last fiscal year and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction worth more than $120,000 to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or,

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

Board Meetings and Committees, Director Independence

The board of directors of our company held no formal meetings during the year ended September 30, 2006. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to Delaware Corporate Law and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have standing nominating or compensation committees, or committees performing similar functions. The board believes that it is not necessary to have a standing compensation or nominating committees at this time because the functions of such committees are adequately performed by the entire board.

The directors on the board, who perform the functions of audit, nominating or compensation committees, are not independent because they are also officers of our company. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Audit Committee

Currently our audit committee consists of one member, Jacques Ninio. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.

Our audit committee currently does not have an “audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

For the year ended September 30, 2006, there were no meetings held by the audit committee. The business of the audit committee was conducted by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Part II

Item 2. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER TRANSACTIONS

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol PNGB. There is currently no active trading in our common stock and there is no assurance that an active trading market will ever develop. Accordingly, there is no current public market for our common stock.

There are no outstanding warrants to purchase, or securities convertible into, any of our common equity. There are 3,075,000 outstanding options to purchase our common equity but they have not yet vested in the optionees. Please see the section entitled “Stock Options/SAR Grants” on page 16 for more information.

Outstanding Shares and Shareholders of Record

At May 15, 2006, there were 29,256,771 shares of our common stock issued and outstanding. These shares were held by approximately 93 shareholders of record. Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 100 Second Avenue South, Suite 300N, St. Petersburg, FL 33701 (Tel: 727.289.0010) .

Dividends

We have not paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, operating results, capital requirements, applicable contractual restrictions and any other factors that our board of directors deems relevant.

AMENDMENTS TO THE COMPANY'S ARTICLES

Prior to December 15, 2006, our Articles of Incorporation (the “Articles”) authorized the issuance of 100,000,000 shares of Common Stock, $0.0001 par value. On December 15, 2006 the Board of Directors approved an amendment to the Articles to increase the number of our Common Stock to 600,000,000.

The general purpose and affect of the Amendments to our Articles is the increase in the number of our Common Stock. The Board of Directors believes that it is in the best interest of our Company to increase the Common Stock available for general corporate purposes.

We currently have 100,000,000 authorized shares of common stock. At May 15, 2006, we had 29,256,771 shares of our common stock issued and outstanding. We have no arrangements or understandings for the issuance of additional shares of common stock, although opportunities for acquisitions in equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our Company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

Legal Proceedings

Elk Brands Manufacturing Company, Inc. is suing Mynk Corporation for alleged payment owing of approximately $70,800. We believe that this claim is unfounded and we intend to fight it through all reasonable legal means. We believe that we will not be held liable for or be required to pay the amount claimed by Elk Brands. The claim was filed in the circuit court for Davidson County, Tennessee at Nashville on February 16, 2007.

Changes in and Disagreements with Accountants

None

Recent Sales of Unregistered Securities

Effective January 18 2007, we granted stock options to one (1) officer of our company to purchase up to 250,000 shares of our common stock at an exercise price of $0.30 per share, exercisable until January 18, 2012. The stock options are being granted on a post-split basis as described in our preliminary Schedule 14C filed with the United States Securities and Exchange Commission on December 27, 2006 and our final Schedule 14C filed on January 16, 2007.

We issued the stock options to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Effective February 12, 2007, we granted stock options to one director and officer of our company and two consultants. The director and officer is Stephen Soller, our new Chief Executive Officer and Director. We granted Stephen Soller options to purchase up to 1,800,000 shares of our common stock at an exercise price of $0.30 per share. The options will vest over a period of three years and expire five years from the date of grant. If the Mr. Soller ceases to be an employee of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the first consultant, we granted stock options to purchase up to 500,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the second consultant, we granted stock options to purchase up to 325,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the third consultant, we granted stock options to purchase up to 200,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

On February 27, 2007, we issued 9,371,339 common shares in a private placement raising gross proceeds of $4,217,105.50. Each common share was issued at a purchase price of $0.45. We issued 8,146,341 common shares to 43 non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) relying on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 1,224,998 common shares to seven (7) U.S. persons relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On February 28, 2007, we issued 1,183,332 common shares in a private placement raising gross proceeds of $532,499.40. Each common share was issued at a purchase price of $0.45. We issued 1,150,000 common shares to eight (8) non U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) relying on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 33,332 common shares to one (1) U.S. person relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 11, 2007, we issued 4,724,995 shares of our common stock to the former shareholders of Mynk in exchange for 100% of Mynk’s 13,000,000 issued and outstanding shares and as repayment for $690,000 in outstanding shareholder loans. We issued 1,757,690 of the common shares to three (3) non U.S. persons (as that term is defined in Regulation S and/or Section 4(2) promulgated under the Securities Act of 1933) relying on the exemption from registration provided by Regulation S of the Securities Act of 1933. We issued 2,967,305 of the common shares to four (4) U.S. persons relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D of the Securities Act of 1933.

Indemnification of Directors and Officers

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we must indemnify and hold harmless, to the greatest extent permitted under Delaware law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of our company or is or was serving at the request of our company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. Our company is required to indemnify a person in connection with a proceeding only if the proceeding is authorized by our board of directors. We must pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under our Bylaws or otherwise. If a claim for indemnification or payment of expenses under our Bylaws is not paid in full within sixty days after a written claim has been received by our company, the claimant may file suit to recover the unpaid amount of such claim and, if successful, shall be entitled to be paid the expense of prosecuting such claim. In any such action, our company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law and these Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Delaware law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Section 5.06 Change in Shell Company Status.

The closing of the share exchange agreement with Mynk Corporation has caused us to no longer be a shell company, as defined in Rule 12b-2, for more information on this transaction, please see the section entitled “Completion of Acquisition or Disposition of Assets” on page 2 of this report.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

September 30, 2006 (Restated) Financial Statements of Mynk Corporation (Audited)
Report of Independent Registered Accounting Firm
Balance Sheet - September 30, 2006 (Restated)
Statement of Operations - Period from February 3, 2006 (Inception) to September 30, 2006 (Restated)
Statement of Changes in Stockholders’ Deficiency - Period from February 3, 2006 (Inception) to September 30, 2006 (Restated)
Statement of Cash Flows - Period from February 3, 2006 (Inception) to September 30, 2006 (Restated)
Notes to the Financial Statements - September 30, 2006 (Restated)

March 31, 2007 (Restated) Financial Statements of Mynk Corporation (Unaudited)
Balance Sheet – March 31, 2007 (Restated)
Statement of Operations – Six Months Ended March 31, 2007 (Restated), and Period from
February 3, 2006 (Inception) to March 31, 2007 (Restated)
Statement of Changes in Stockholders’ Deficiency - Period from February 3, 2006 (Inception) to March 31, 2007 (Restated)
Statement of Cash – Six Months Ended March 31, 2007 (Restated), and Period from
February 3, 2006 (Inception) to March 31, 2007 (Restated)
Notes to the Financial Statements – March 31, 2007 (Restated)

(b) Pro forma financial information

Summary of Unaudited Pro Forma Condensed Consolidated Financial Information
Pro Forma Condensed Consolidated Balance Sheet (Unaudited) – March 31, 2007
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) - Six Months Ended March 31, 2007
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) – Period from February 3, 2006 (Inception) to September 30, 2006

(a) Financial statements of business acquired

MYNK CORPORATION
(a development stage company)

FINANCIAL STATEMENTS (Restated)

September 30, 2006

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Stockholders
Mynk Corporation

We have audited the accompanying balance sheet of Mynk Corporation as of September 30, 2006, and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the period from February 3, 2006 (Inception) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mynk Corporation as of September 30, 2006, and the results of its operations and its cash flows for the period from February 3, 2006 (Inception) to September 30, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has incurred a loss from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 6, the financial statements have been restated as a result of recording a charge to operations for the fair value of the shares of common stock issued for loan fees.

/s/ Grobstein, Horwarth & Company LLP

Sherman Oaks, California
May 8, 2007, except for Note 6, as to which the date is September 27, 2007

MYNK CORPORATION
(A development stage company)

BALANCE SHEET (Restated)

September 30, 2006

ASSETS
Current assets:
Cash	$150,922
Prepaid expenses and other assets	10,663
Total current assets	161,585

Total assets	$161,585

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$47,811
Notes payable to stockholders	300,000
Total current liabilities	347,811

Commitments and contingencies

Stockholders' deficiency:
Preferred stock - par value $0.001, 10,000,000 shares
authorized, nil issued and outstanding	-
Common stock - par value $0.001, 100,000,000 shares
authorized, 13,000,000 shares issued and outstanding	13,000
Additional paid in capital	634,010
Deficit accumulated during development stage	(833,236)
Total stockholders' deficiency	(186,226)
Total liabilities and stockholders' deficiency	$161,585

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

STATEMENT OF OPERATIONS (Restated)

Period From February 3, 2006 (Inception) to September 30, 2006

Net sales	$--

Cost of sales	--

Gross profit	--

Costs and expenses:
Design and development	318,114
General and administrative	365,812
Total costs and expenses	683,926
(683,926)
Loan fees paid in common stock	(149,310)

Net loss	$(833,236)

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) (Restated)

Period From February 3, 2006 (Inception) to September 30, 2006

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders’
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Balance, February 3, 2006
(Inception)	--	$--	$--	$--	$--

Shares issued to founding
stockholders	10,000,000	10,000	487,700	--	497,700

Shares issued as loan fees	3,000,000	3,000	146,310	--	149,310

Net loss for the period
February 3, 2006
(Inception)
September 30, 2006
(Restated)	--	--	--	(833,236)	(833,236)

Balance, September 30, 2006
(Restated)	13,000,000	$13,000	$634,010	$(833,236)	$(186,226)

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

STATEMENT OF CASH FLOWS (Restated)

Period From February 3, 2006 (Inception) to September 30, 2006

Cash flows from operating activities
Net loss	$(833,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued as loan fees	149,310
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses and other current assets	(10,663)
Increase (decrease) in:
Accounts payable and accrued expenses	47,811

Net cash used in operating activities	(646,778)

Cash flows from financing activities
Proceeds from notes payable to stockholders	300,000
Proceeds from issuance of common stock	497,700

Net cash provided by financing activities	797,700

Cash:
Net increase	150,922
Balance at beginning of period	--
Balance at end of period	$150,922

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Restated)

September 30, 2006

NOTE 1 - Business Activity and Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been applied consistently in all material respects. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Activity

Mynk Corporation (the “Company”) was incorporated in Nevada on February 3, 2006. The Company is engaged in the design and production of clothing and accessories throughout the United States and Canada.

Basis of Presentation

The financial statements included herein, are presented in accordance with United States generally accepted accounting principles and stated in US dollars.

As of September 30, 2006, the Company is considered to be in the development stage as substantially all efforts are being directed towards the design and production of clothing and accessories and the Company has not generated revenues from its principal business activities.

Design and development

Design and development costs related to the development of new products are expensed as incurred.

Concentration of Cash and Credit Risk

The Company maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on its cash balances.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business operations and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance for the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized.

NOTE 2 – Going Concern

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions as further discussed below, currently exist which raise substantial doubt about the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s future operations are dependent upon the Company’s ability to generate sales, obtain financing in the form of debt or equity, and ultimately generate future profitable operations or income from its investments. As of September 30, 2006, the Company is in the development stage and has not commenced planned operations, or begun to generate revenues. The Company had an accumulated deficit and a net loss of $833,236 at September 30, 2006 (Restated), and net cash used in operating activities of $646,778 for the period from February 3, 2006 (Inception) to September 30, 2006 (Restated). The Company has entered into a share exchange agreement with a publicly traded company (see Note 6). Management believes after the acquisition of the Company by the public company there will be sufficient financing available through the public market to continue as a going concern. If the Company is unable to obtain required financing, it may have to reduce or cease operations.

NOTE 3 – Notes Payable to Shareholders

Notes payable to shareholders are unsecured, due on demand and non-interest-bearing.

During the period from February 3, 2006 (Inception) to June 30, 2006, certain stockholders of Mynk agreed to provide advances as described above in exchange for the issuance to them of 3,000,000 shares of Mynk common stock. The Company valued such shares at the price per share paid by the founding Mynk stockholders, resulting in a charge to operations for loan fees paid in common stock of $149,310 during the period from February 3, 2006 (Inception) to June 30, 2006.

NOTE 4 - Leases

The Company leases a facility in which the corporate offices are located under a month-to-month operating lease. No future minimum fixed annual rent payments are required under the operating lease. Minimum rent is expensed as incurred. Total lease expense for the period from February 3, 2006 (Inception) to September 30, 2006 was $4,000.

NOTE 5 – Subsequent Events

Effective February 15, 2007, the Company signed a share exchange agreement with Panglobal Brands Inc. (“Panglobal”), a publicly traded company on the OTC Bulleting Board. Pursuant to the agreement, Panglobal will issue 3,749,995 of its shares for all 13,000,000 issued and outstanding shares of the Company. In addition, Panglobal will repay $390,000 of the Company’s shareholder loans through the issuance of an additional 975,000 shares of Panglobal common stock. Panglobal has also agreed to pay certain other liabilities of the Company.

On May 11, 2007, the Company completed the transaction with Panglobal, whereby the Company became a wholly-owned subsidiary of Panglobal.

NOTE 6 – Restatement

As a result of recording a charge to operations of $149,310 to reflect the fair value of 3,000,000 shares of the Company’s common stock issued for loan fees on June 20, 2006 (see Note 3), the previously issued financial statements of the Company as of September 30, 2006, and for the period from February 3, 2006 (Inception) to September 30, 2006, have been restated.

As a result of the restatement, for the period from February 3, 2006 (Inception) to September 30, 2006, net loss increased by $149,310, to $833,236 from $683,926. Cash flows from operating activities did not change during the period from February 3, 2006 (Inception) to September 30, 2006 (Restated). As of September 30, 2006, there was no change in assets, liabilities or total stockholders’ deficiency.

MYNK CORPORATION
(a development stage company)

FINANCIAL STATEMENTS (Restated) (Unaudited)

March 31, 2007

MYNK CORPORATION
(a development stage company)

BALANCE SHEET (Restated) (Unaudited)

March 31, 2007

ASSETS
Current assets:
Cash	$10,376
Due from factor	8,346
Inventories	358,177
Prepaid expenses and other current assets	18,135
Total current assets	395,034
Property and equipment, net of accumulated depreciation and amortization of $978	75,200
Deposits	5,400
Total assets	$475,634

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$234,893
Notes payable to stockholders	390,000
Due to related party	850,000
Total current liabilities	1,474,893

Commitments and contingencies

Stockholders' deficiency:
Preferred stock - par value $0.001, 10,000,000 shares
authorized, nil issued and outstanding	-
Common stock - par value $0.001, 100,000,000 shares
authorized, 13,000,000 shares issued and outstanding	13,000
Additional paid-in capital	634,010
Deficit accumulated during the development stage	(1,646,269)
Total stockholders' deficiency	(999,259)
Total liabilities and stockholders' deficiency	$475,634

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

STATEMENTS OF OPERATIONS (Restated( (Unaudited)

		Period from
		February 3,
		2006
	Six	(Inception)
	Months	to
	Ended	March 31,
	March 31,	2007
	2007	(Cumulative)

Net sales	$180,623	$180,623
Cost of sales	416,178	416,178
Gross profit (loss)	(235,555)	(235,555)

Costs and expenses:
Design and development	77,271	395,385
Selling and shipping	237,420	237,420
General and administrative	261,834	627,646
Depreciation and amortization	978	978
Total costs and expenses	577,503	1,261,429
	(813,058)	(1,496,984)

Loan fees paid in common stock	--	(149,310)
Interest income	25	25

Net loss	$(813,033)	$(1,646,269)

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) (Restated)

Period From February 3, 2006 (Inception) to March 31, 2007

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders’
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Balance, February 3, 2006
(Inception)	--	$--	$--	$--	$--

Shares issued to founding
stockholders	10,000,000	10,000	487,700	--	497,700

Shares issued as loan fees	3,000,000	3,000	146,310	--	149,310

Net loss for the period
February 3, 2006
(Inception)
September 30, 2006
(Restated)	--	--	--	(833,236)	(833,236)

Balance, September 30, 2006
(Restated)	13,000,000	13,000	634,010	(833,236)	(186,226)

Net loss for the six months
ended March 31, 2007
(Unaudited)	--	--	--	(813,033)	(813,033)

Balance, March 31, 2007
(Unaudited)	13,000,000	$13,000	$634,010	$(1,646,269)	$(999,259)

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

STATEMENTS OF CASHFLOWS (Restated) (Unaudited)

		Period from
		February 3,
		2006
	Six	(Inception)
	Months	to
	Ended	March 31,
	March 31,	2007
	2007	(Cumulative)

Cash flows from operating activities
Net loss	$(813,033)	$(1,646,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	978	978
Common stock issued as loan fees	--	149,310
Changes in operating assets and liabilities:
(Increase) decrease in -
Due from factor	(8,346)	(8,346)
Inventories	(358,177)	(358,177)
Prepaid expenses and other current assets	(7,472)	(18,135)
Deposits	(5,400)	(5,400)
Increase (decrease) in -
Accounts payable and accrued expenses	187,082	234,893
Net cash used in operating activities	(1,004,368)	(1,651,146)

Cash flows from investing activities
Purchase of property and equipment	(76,178)	(76,178)
Net cash used in investing activities	(76,178)	(76,178)

Cash flow from financing activities
Proceeds from sale of common stock to founders	--	497,700
Proceeds from notes payable to stockholders	190,000	490,000
Repayment of notes payable to stockholders	(100,000)	(100,000)
Advances from related party	850,000	850,000
Net cash provided by financing activities	940,000	1,737,700

Cash:
Net increase (decrease)	(140,546)	10,376
Balance at beginning of period	150,922	--
Balance at end of period	$10,376	$10,376

See accompanying notes to financial statements.

MYNK CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Restated) (Unaudited)

March 31, 2007

NOTE 1 - Business Activity and Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been applied consistently in all material respects. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comparative information for the period ended March 31, 2006 has not been provided as the Company was relatively inactive through March 31, 2006, having been formed in February 2006.

Business Activity
Mynk Corporation (the “Company”) was incorporated in Nevada on February 3, 2006. The Company is engaged in the design and production of clothing and accessories throughout the United States and Canada.

Design and development
Design and development costs related to the development of new products are expensed as incurred.

Concentration of Cash and Credit Risk
The Company maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on its cash balances.

Inventories
Inventories are valued at the lower of cost or market, with cost being determined by the first-in, first-out method. The Company continually evaluates its inventories by assessing slow-moving product and records mark-downs as appropriate. At March 31, 2007, inventories consisted of finished goods, work-in-process and raw materials.

Income Taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business operations and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance for the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized.

NOTE 2 – Going Concern

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions discussed below, currently exist which raise substantial doubt about the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s future operations are dependent upon the Company’s ability to generate sales, obtain financing in the form of debt or equity, and ultimately generate future profitable operations or income from its investments. As of March 31, 2007, the Company had an accumulated deficit of $1,646,269 and for the six months then ended incurred a net loss of $813,033, and used net cash in operating activities of $1,004,368. The Company has entered into a share exchange agreement with a publicly traded company (See Note 10). Management believes after the acquisition of the Company by the public company there will be sufficient financing available through the public market to continue as a going concern. If the Company is unable to obtain required financing, it may have to reduce or cease operations.

NOTE 3 – Due from Factor

The Company uses a factor for credit administration purposes. Under the factoring agreement, the factor purchases substantially all of the Company’s accounts receivable for the factoring charge of 1% of the gross invoice amount of each account receivable, with a minimum aggregate commission of $20,000 per year, determined annually on October 12 of each year. In cases where the factor approves the customer’s credit, the account is sold without recourse and the factor assumes all credit risk. In those cases where the factor does not approve the customer’s credit, the Company bears the credit risk. The Company is also contingently liable to the factor for merchandise disputes, customer claims, and other charge-backs on receivables sold to the factor. At March 31, 2007, due from factor totaled $8,346.

NOTE 4 - Inventories

Inventories consist of the following at March 31, 2007:

Finished goods	$171,300
Work-in-process	1,184
Raw materials	185,693
$358,177

NOTE 5 – Property and Equipment

A summary of property and equipment at March 31, 2007 is as follows:

Machinery and equipment	$63,059
Furniture and fixtures	11,019
Leasehold improvements	2,100
76,178
Less accumulated depreciation and amortization	(978)
$75,200

Depreciation and amortization expense for the six months ended March 31, 2007 was $978.

NOTE 6 – Notes Payable to Shareholders

Notes payable to shareholders are unsecured, due on demand and non-interest-bearing.

During the period from February 3, 2006 (Inception) to June 30, 2006, certain stockholders of Mynk agreed to provide advances as described above in exchange for the issuance to them of 3,000,000 shares of Mynk common stock. The Company valued such shares at the price per share paid by the founding Mynk stockholders, resulting in a charge to operations for loan fees paid in common stock of $149,310 during the period from February 3, 2006 (Inception) to June 30, 2006 (Restated).

NOTE 7 – Due to Related Party

Due to related party consists of a non-interest bearing note due on demand of $750,000 and an unsecured, non-interest bearing advance due on demand of $100,000 from Panglobal Brands Inc. (see Note 10).

NOTE 8 - Leases

The Company leases a facility in which the corporate offices are located under a one year lease with monthly payments of $5,400, which expires in January 2008. Total lease expense for the six months ended March 31, 2007 was $17,780.

NOTE 9 – Major Vendor

Purchases from one vendor represented approximately 90% of total purchases for the six months ended March 31, 2007.

NOTE 10 – Subsequent Events

Effective February 15, 2007, the Company signed a share exchange agreement with Panglobal Brands Inc. (“Panglobal”), a publicly traded company on the OTC Bulleting Board. Pursuant to the agreement, Panglobal will issue 3,749,995 of its shares for all 13,000,000 issued and outstanding shares of the Company. In addition, Panglobal will repay $390,000 of the Company’s shareholder loans through the issuance of an additional 975,000 shares of Panglobal common stock. Panglobal has also agreed to pay certain other liabilities of the Company.

On May 11, 2007, the Company completed the transaction with Panglobal, whereby the Company became a wholly-owned subsidiary of Panglobal.

NOTE 11 – Restatement

As a result of recording a charge to operations of $149,310 to reflect the fair value of 3,000,000 shares of the Company’s common stock issued for loan fees on June 20, 2006 (see Note 6), the previously issued financial statements of the Company as of March 31, 2007, for the six months ended March 31, 2007, and for the period from February 3, 2006 (Inception) to March 31, 2007, have been restated.

As a result of the restatement, for the period from February 3, 2006 (Inception) to March 31, 2007, cumulative net loss increased by $149,310, to $1,646,269 from $1,496,959. Cumulative cash flows from operating activities did not change during the period from February 3, 2006 (Inception) to March 31, 2007. As of March 31, 2007, there was no change in assets, liabilities or total stockholders’ deficiency.

(b) Pro forma financial information

PANGLOBAL BRANDS INC. AND SUBSIDIARY

SUMMARY OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 11, 2007, pursuant to a Share Exchange Agreement dated as of February 15, 2007 (the “Share Exchange Agreement”) by and among Panglobal Brands Inc. (“Panglobal”), the shareholders of Mynk Corporation (“Selling Shareholders”) and Mynk Corporation (“Mynk”), Panglobal issued 3,749,995 shares of its common stock in exchange for all of the issued and outstanding shares of Mynk, issued 975,000 shares of it common stock in payment of $390,000 of outstanding loans to Mynk, and agreed to reimburse a shareholder of Mynk up to $100,000 for outstanding amounts due (the “Exchange”). Previously, on February 3, 2006, Mynk had issued 10,000,000 shares of its common stock to its founders for $497,700 in cash, and 3,000,000 shares of its common stock valued at $149,310, as loan fees on June 20, 2006, for a total of 13,000,000 shares, which constituted all of the issued and outstanding shares of Mynk prior to the Exchange. The share exchange was conducted on the basis of 0.2884615 common shares of Panglobal for every one common share of Mynk. As a result of the Exchange, Mynk became a wholly-owned subsidiary of Panglobal.

Panglobal was a development stage company and had terminated its prior operations by May 11, 2007 and was essentially a shell company seeking a new business opportunity. For financial reporting purposes, Mynk was considered the accounting acquirer in the merger and the merger was accounted for as a reverse merger. The determination to account for this transaction as a reverse merger was based on the fact that the shareholders and officers of Mynk acquired effective control of Panglobal at the conclusion of the transactions described herein, through control of the Board of Directors and ownership of approximately 43% of the issued and outstanding shares of common stock of Panglobal. Additional factors that Panglobal considered in arriving at this determination included that through a series of planned and interdependent transactions beginning in December 2006, as disclosed in Panglobal’s prior filings with the Securities and Exchange Commission, Panglobal and its controlling shareholder (who owned approximately 79% of the outstanding common shares in December 2006) terminated Panglobal’s prior business operations, changed its name, appointed new officers and directors, entered into a series of stock-based transactions funded by Panglobal’s controlling shareholder to facilitate the acquisition and operations of Mynk, and raised approximately $4,750,000 of equity capital from investors to fund the business operations of Mynk as a wholly-owned subsidiary of Panglobal.

The unaudited pro forma condensed consolidated statements of operations for the period from February 3, 2006 (Inception) to September 30, 2006, and for the six months ended March 31, 2007, presented herein gives effect to the acquisition as if the transaction had occurred at the beginning of each of such periods and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 includes certain adjustments that are directly attributable to the transaction and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the acquisition, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the acquisition been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of Mynk Corporation contained elsewhere in this Current Report on Form 8-K/A, as well as the information contained in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 11, 2007, and the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission on August 20, 2007.

PANGLOBAL BRANDS INC. AND SUBSIDIARY

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

March 31, 2007

	Panglobal
	Brands	Mynk	Pro Forma		Pro Forma
	Inc.	Corporation	Adjustments		Total

ASSETS
Current assets:
Cash and cash equivalents	$3,880,793	$10,376	$-		$3,891,169
Due from factor		8,346			8,346
Inventories		358,177			358,177
Prepaid expenses and other current assets		18,135			18,135
Due from related party	850,000		(850,000)	(a)	-
Total current assets	4,730,793	395,034	(850,000)		4,275,827
Property and equipment, net		75,200			75,200
Deposits		5,400			5,400
Total assets	$4,730,793	$475,634	$(850,000)		$4,356,427

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	$12,955	$234,893	$-		$247,848
Note payable	10,000				10,000
Notes payable to stockholders		390,000	(390,000)	(e)	-
Due to related party	28	850,000	(850,000)	(a)	28
Total current liabilities	22,983	1,474,893	(1,240,000)		257,876

Stockholders' equity (deficiency):
Common stock, $0.001 par value		13,000	(13,000)	(f)	-
Common stock, $0.0001 par value	4,098		(1,898)	(d)	2,673
			98	(e)
			375	(f)
Additional paid-in capital	4,833,957	634,010	15,750	(b)	5,807,051
			(145,995)	(c)
			1,898	(d)
			389,902	(e)
			12,625	(f)
			64,904	(g)
Donated capital	15,750		(15,750)	(b)	-
Deficit accumulated during the development stage	(145,995)	(1,646,269)	145,995	(c)	(1,711,173)
			(64,904)	(g)
Total stockholders' equity (deficiency)	4,707,810	(999,259)	390,000		4,098,551
Total liabilities and stockholders' equity (deficiency)	$4,730,793	$475,634	$(850,000)		$4,356,427

Notes:
(a)	To eliminate intercompany receivable/payable.
(b)	To reclassify donated capital to additional paid-in capital.
(c)	To transfer historic accumulated deficit of accounting acquiree to additional paid-in capital.
(d)	To record 18,975,000 shares of Panglobal common stock returned for cancellation.
(e)	To record 975,000 shares of Panglobal common stock issued for Mynk debt.
(f)	To record 3,749,995 shares of Panglobal common stock issued for 13,000,000 shares of Mynk.
(g)	To record the Black-Scholes value of 519,230 fully-vested shares of Panglobal common stock acquired by Stephen Soller.

PANGLOBAL BRANDS INC. AND SUBSIDIARY

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

Six Months Ended March 31, 2007

	Panglobal
	Brands	Mynk	Pro Forma		Pro Forma
	Inc.	Corporation	Adjustments		Total

Net sales	$-	$180,623	$-		$180,623
Cost of sales	-	416,178			416,178
Gross profit (loss)	-	(235,555)	-		(235,555)

Costs and expenses:
Design and development	-	77,271			77,271
Selling and shipping	-	237,420			237,420
General and administrative	68,650	261,834	(68,650)	(a)	261,834
Stock-based compensation	-	-	646,767	(b)	646,767
Depreciation and amortization	-	978			978
Total costs and expenses	68,650	577,503	578,117		1,224,270
	(68,650)	(813,058)	(578,117)		(1,459,825)

Loan fees paid in common stock
Interest income	13,464	25			13,489
Net loss	$(55,186)	$(813,033)	$(578,117)		$(1,446,336)

Net loss per common share - basic and diluted					$(0.05)

Weighted average number of common shares outstanding - basic and diluted					26,731,771

Notes:
(a)	To eliminate historic pre-merger operations of accounting acquiree.
(b)	To record stock-based compensation as if granted on first day of period presented.

PANGLOBAL BRANDS INC. AND SUBSIDIARY

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

Period from February 3, 2006 (Inception) to September 30, 2006

	Panglobal
	Brands	Mynk	Pro Forma		Pro Forma
	Inc.	Corporation	Adjustments		Total

Net sales	$-	$-	$-		$-
Cost of sales	-	-			-
Gross profit (loss)	-	-	-		-

Costs and expenses:
Design and development	-	318,114			318,114
Selling and shipping	-	-			-
General and administrative	90,809	365,812	(90,809)	(a)	365,812
Stock-based compensation	-	-	840,722	(b)	840,722
Depreciation and amortization	-	-			-
Total costs and expenses	90,809	683,926	749,913		1,524,648
	(90,809)	(683,926)	(749,913)		(1,524,648)

Loan fees paid in common stock	-	(149,310)			(149,310)
Interest income	-	-			-
Net loss	$(90,809)	$(833,236)	$(749,913)		$(1,673,958)

Net loss per common share - basic and diluted					$(0.06)

Weighted average number of common shares outstanding - basic and diluted					26,731,771

Notes:
(a)	To eliminate historic pre-merger operations of accounting acquiree.
(b)	To record stock-based compensation as if granted on first day of period presented.

EXHIBIT INDEX

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference as Exhibit Number 3.1 of our Form SB- 2 filed February 3, 2006).

3.2	Bylaws (incorporated by reference as Exhibit Number 3.2 of our Form SB-2 filed February 3, 2006).

3.3	Certificate of Amendment (incorporated by reference from our Current Report on Form 8-K filed on February 6, 2007).

3.4	Certificate of Ownership (incorporated by reference from our Current Report on Form 8-K filed on February 6, 2007).

(10)	Material Contracts

10.1	PayPal User Agreement (incorporated by reference from our Form SB-2 filed February 3, 2006).

10.2	Affiliated Stock Purchase Agreement dated December 12, 2006 (incorporated by reference from our Current Report on Form 8-K filed on December 13, 2006).

10.3	Share Exchange Agreement between Panglobal Brands Inc. and Mynk Corporation, dated February 15, 2007 (incorporated by reference from our Current Report on Form 8-K filed on February 20, 2007.)

10.4	Lease Agreement, dated January 11, 2007 (incorporated by reference from our Current Report on Form 8-K filed on February 20, 2007.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANGLOBAL BRANDS INC.

/s/ Stephen Soller
Stephen Soller
Chief Executive Officer and Director
Date:    October 11, 2007